[LETTERHEAD OF GOODWIN, PROCTER & HOAR]





                                   November 30, 1994



Property Capital Trust
One Post Office Square
Boston, Massachusetts 02109

          Re:  The Property Capital Trust 1992 Employee
               Stock Option Plan Registration Statement on
               Form S-8

Ladies and Gentlemen:


          In connection with the Registration Statement on

Form S-8 (the "Registration Statement") of Property Capital

Trust (the "Trust"), being filed with the Securities and

Exchange Commission pursuant to the Securities Act of 1933,

as amended, with respect to 150,000 Common Shares no par

value (the "Shares") of the Trust that, in addition to the

250,000 Common Shares no par value heretofore registered

in the Registration Statement on Form S-8 No. 33-51839,

are authorized for issuance pursuant to the Property Capital

Trust 1992 Employee Stock Option Plan (the "Stock Option Plan"),

we have been requested as special Massachusetts counsel to

the Trust to furnish our opinion as to the legality of the

Shares to be registered under the Registration Statement.

          We have examined originals or copies,

authenticated to our satisfaction, of the Trust's

Declaration of Trust as amended and on file with the

Secretary of State of the Commonwealth of Massachusetts, the

By-Laws of the Trust, the Stock Option Plan and records of

certain of the Trust's proceedings, including a certificate of the Trust's Assistant Secretary as to the approval by the

Trust's Shareholders at a meeting this day of amendments to

the Stock Option Plan authorizing the grant of options

thereunder for the Shares.  We have also made such

other investigations of fact and law, and have examined and

relied upon the originals or copies, certified or otherwise

identified to our satisfaction, of such documents, records,

certificates or other instruments, and upon such factual

information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed

below.

          Based upon the foregoing, we are of the opinion

that, under the laws of the Commonwealth of Massachusetts,

in which state the Trust is organized and has its principal

place of business, the Shares have been duly authorized and,

when issued and paid for upon the exercise of options

granted under the Stock Option Plan in accordance with the

terms thereof, will be validly issued, fully paid and

nonassessable by the Trust.

          We hereby consent to the filing of this opinion as

an exhibit to the Registration Statement and to the

reference therein to our firm as providing the opinion as to the legality of the Shares.

          We also hereby consent to a copy of this opinion

being delivered to the American Stock Exchange, Inc. in

connection with the Trust's application for listing of the Shares on said Exchange and to the reliance by said Exchange upon this opinion as fully as if addressed directly to it.


                              Very truly yours,



                              GOODWIN, PROCTER & HOAR